Exhibit 99.1



















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    Tasty Baking Company Reports 2003 Year End and Fourth Quarter
       Financial Results; Company Comments on Outlook for 2004

    PHILADELPHIA--(BUSINESS WIRE)--Feb. 11, 2004--Tasty Baking Company (NYSE:TBC) today announced financial results for the fifty-two weeks and fourth quarter ended December 27, 2003. The results reflect the impact of substantial investments and expenses associated with laying the foundation for achieving profitability in 2004, and include restructuring and various other charges. The Company also provided preliminary guidance on anticipated results for 2004.


                       FINANCIAL HIGHLIGHTS 2003
                       -------------------------
$ in millions, except per share data

                           2003        2002
                          Fiscal      Fiscal       2003        2002
                           Year        Year         Q4          Q4
                        ----------  ----------  ----------  ----------
Gross Sales                $250.6      $255.5       $62.5       $62.2
       Route Sales         $184.7      $178.1       $47.0       $44.8
   Non-Route Sales          $65.9       $77.4       $15.5       $17.4
Net Sales                  $159.1      $162.3       $39.0       $39.5
   Gross Margin %            27.4%       27.3%       25.7%       20.5%
Net Loss per Share         $(0.29)     $(0.54)     $(0.22)     $(0.74)
----------------------------------------------------------------------


    RESULTS OF OPERATIONS - FOURTH QUARTER

    For the 2003 fourth quarter, the Company reported gross sales of $62.5 million, compared to $62.2 million in the same period last year. Net sales for the fourth quarter were $39.0 million, compared to $39.5 million in the same period last year. Net loss and diluted net loss per share for the fourth quarter were $1.8 million and $0.22, respectively, compared to a net loss and diluted net loss per share of $6.0 million and $0.74, respectively, in the same period last year. Fourth quarter 2003 results were impacted by pre-tax income of $0.7 million, which included the pre-tax gain on the sale of the Eastern Shore routes of $1.1 million, offset by a $0.4 million pre-tax restructuring charge related to severance costs for departing executives. Fourth quarter 2002 results were affected by a pre-tax restructuring charge of $4.9 million pertaining to the closure of the Company's remaining thrift stores and exit agreements made with senior executives who left the Company. The fourth quarter 2002 was also impacted by incremental pension charges of $4.7 million, pre-tax.

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    In the fourth quarter, route sales were up 4.9% versus a year ago, the highest quarterly route sales improvement since the fourth quarter 2000, driven by the Company's new routes in Maryland, Pittsburgh and Cleveland. Same route sales were down 1% from the comparable period in 2002. Non-route sales declined 10.9% versus the fourth quarter a year ago, primarily attributable to the Company's exit from business on the West Coast.
    In order to appropriately evaluate the Company's 2003 fourth quarter results, the Company indicated that the following factors should be taken into consideration:

    -- Incremental expenses of $2.0 million, pre-tax, were incurred for total marketing spending and selling and promotional expenses for the expansion of the direct store delivery system into the Cleveland and Pittsburgh markets.

    -- Inventory write-offs of $0.6 million, pre-tax, were taken due to the Company's exit from the Classic Baked Goods business and its elimination of spare parts inventory not necessary to support the business.

    -- Various business investments of $0.4 million, pre-tax, were incurred, including relocation and placement fees for new employees, and consulting fees for the spare parts outsourcing and the evaluation of the Company's computer systems and work processes.

    RESULTS OF OPERATIONS - YEAR TO DATE

    For the fiscal year ended December 27, 2003, gross sales were $250.6 million, compared to $255.5 million last year, a decrease of 1.9%. Net sales for the year were $159.1 million compared to $162.3 million in 2002, down 1.9%. The Company's net loss for 2003 was $2.4 million, or $0.29 per diluted share, compared with a net loss of $4.3 million, or $0.54 per diluted share, for 2002. Results for 2003 were affected by a pre-tax restructure charge reversal of $0.1 million, which represents favorable settlements of certain thrift store leases and the fourth quarter restructure charge. The Company's results for the same period last year reflect a pre-tax restructure charge of $6.3 million, related to the closure of the Company's thrift stores and severance charges related to the elimination of certain executive, manufacturing and administrative positions. The 2002 results were also impacted by incremental pension charges of $4.7 million, pre-tax.
    Route sales were up 3.7% year-to-date versus the prior year, and non-route sales were down 14.8% year-to-date versus the prior year. Same route sales were equal year over year.

    TRANSFORMATION PLAN HIGHLIGHTS

    Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, "We are pleased with the amount of progress we made in transforming the Company in 2003. We made the necessary investments that resulted in losses in the second half of 2003. We are confident that the relentless execution of our Transformation Plan has placed the Company on a solid platform for earnings in 2004."
    Mr. Pizzi continued, "In 2003, we strengthened our Board of Directors and senior management team with the addition of experienced packaged goods professionals. The Company also started advertising for the first time in several years to improve consumer awareness and purchase interest. We will build on that in 2004 with new advertising and packaging across our entire product line, which were influenced by the market research we conducted in 2003. We launched Tasty Kookies and introduced several new varieties of icon products this year. In 2004, we have plans for several new products that will be introduced through the new product innovation process we developed."

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    Mr. Pizzi added, "We did not provide guidance for the second half of 2003 due to uncertainty around the level of investments necessary to build the foundation for growth. At this time, we feel confident that we can forecast earnings per fully diluted share of $0.20 for 2004. As we move forward each quarter, we will reevaluate this estimate based on our continued progress and will provide updates to that annual number."

    COMPANY TO IMPLEMENT NEW ENTERPRISE RESOURCE PLANNING SYSTEM

    The Company announced today that in the fourth quarter 2003, management initiated a systematic review to identify opportunities for improved productivity and efficiency. Starting in the first quarter 2004, the Company has begun the process to implement SAP as its enterprise wide software system. The Company will reevaluate all of its key processes while implementing SAP software to enhance the information flow needed to grow the business effectively. This implementation will provide the necessary tools to meet the Company's current business needs while offering the flexibility and support for growth.
    David S. Marberger, senior vice president and chief financial officer of Tasty Baking Company, commented, "We believe this implementation, led by the Company's new CIO, will enable us to strengthen our technical platform for profitable growth. The new system, and the change in work processes that will accompany it, will be the Company's foundation for building true operational excellence. The final implementation timeline has not been determined, but we look forward to the increased capabilities that will be provided when the system is in place."
    Mr. Pizzi concluded, "We have relentlessly worked towards the transformation of Tasty Baking Company and laid the foundation for sustained, long-term profitability. We are committed to delivering earnings in 2004 that are the result of solid sales growth and more efficient business operations."

    CONFERENCE CALL INFORMATION

    Tasty Baking Company management will host a conference call Wednesday morning, February 11th at 11:30 a.m. EST to discuss the Company's financial results. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company's Web site, http://www.tastykake.com. On the Company's homepage, click on "Investor Relations" and then under "Investor Information." For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for 90 days. To access the telephone replay, please call 1-800-642-1687 and enter the pin number 4969863. The telephone replay will be available from 12:30 p.m. on February 11th until Monday, February 16th at 11:59 p.m. EST.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NYSE:TBC), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company Web site or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission from time-to-time. Please refer to these documents for a more thorough description of these and other risk factors.

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                 TASTY BAKING COMPANY AND SUBSIDIARIES
             CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
                              (Unaudited)
                   (000's, except per share amounts)

                           13 Weeks Ended          52 Weeks Ended
                       ----------------------- -----------------------
                       12/27/2003  12/28/2002  12/27/2003  12/28/2002
                       ----------- ----------- ----------- -----------

Gross sales            $   62,495  $   62,195  $  250,648  $  255,504
Less discounts and
 allowances               (23,489)    (22,659)    (91,519)    (93,241)
                       ----------- ----------- ----------- -----------
Net sales                  39,006      39,536     159,129     162,263
                       ----------- ----------- ----------- -----------

Cost of sales (c)          27,098      29,876     108,444     111,187
Depreciation                1,898       1,547       7,148       6,807
Operating expenses (c)     13,489      13,702      48,394      45,941
Restructure charge net
 of reversals (b)             373       4,936         (71)      6,341
Gain on sale of
 routes (a)                (1,077)          -      (1,077)          -
Interest expense and
 other (income), net          113         (46)         36         (99)
                       ----------- ----------- ----------- -----------

                           41,894      50,015     162,874     170,177
                       ----------- ----------- ----------- -----------

Loss before provision
 for income taxes          (2,888)    (10,479)     (3,745)     (7,914)
Provision for
 income taxes               1,088       4,486       1,383       3,573
                       ----------- ----------- ----------- -----------


Net loss               $   (1,800) $   (5,993) $   (2,362) $   (4,341)
                       =========== =========== =========== ===========


Average number of
 shares outstanding:
                Basic       8,097       8,102       8,098       8,075
                Diluted     8,099       8,103       8,104       8,159
Per share of
 common stock:

Net loss :  Basic and
             Diluted       ($0.22)     ($0.74)     ($0.29)     ($0.54)
                       =========== =========== =========== ===========

Cash Dividend               $0.05       $0.12       $0.20       $0.48
                       =========== =========== =========== ===========


(a) During the fourth quarter of 2003, the company realized a $1,077 revenue gain, from the sale of 11 routes to sales distributors in Maryland.

(b) For the fourth quarter of 2003, the net restructure charge of $373 includes costs associated with arrangements made with certain departing executives offset by a restructure charge reversal resulting from the favorable settlement of two thrift store leases reserved in the 2002 restructuring.

    For the fourth quarter of 2002, the restructure charge of $4,936 included costs associated with the closure of 12 company owned thrift stores and arrangements made with senior executives who departed the company.

    For the fifty-two weeks ended December 27, 2003, the restructure charge reversal of $71 includes the fourth quarter net charge of $373 and restructure charge reversals from the first three quarters of $444 related to the favorable settlement of thrift store leases reserved in the 2002 restructuring.

    For the fifty-two weeks ended December 28, 2002, the restructure charge of $6,341 includes the fourth quarter restructure charge and a second quarter restructure charge of $1,405 for costs associated with the closure of six thrift stores during the second quarter 2002 and severance charges related to the elimination of certain manufacturing and administrative positions.

(c) 2002 includes additional pre-tax pension expense of $4,656 in connection with the company's method of immediately recognizing gains and losses that fall outside the pension corridor. Of the gross additional expense, $3,259 was included in cost of sales and $1,397 was included in operating expense.


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                 TASTY BAKING COMPANY AND SUBSIDIARIES
               CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
                              (Unaudited)
                                (000's)

                                          12/27/2003       12/28/2002
                                       --------------   --------------

Current Assets                         $      32,638    $      36,095
Property, Plant, and Equipment, Net           63,516           62,090
Other Assets                                  20,366           18,375
                                       --------------   --------------

    Total Assets                       $     116,520    $     116,560
                                       ==============   ==============



Reserve for Restructure - Current
 Portion                               $       1,331    $       2,417
Current Liabilities                           21,621           16,890
Long-Term Debt                                12,705           12,486
Reserve for Restructure - Less Current
 Portion                                       1,044            3,568
Accrued Pension and Other Liabilities         20,246           15,923
Non-Pension Postretirement Benefits           17,877           17,751
Shareholders' Equity                          41,696           47,525
                                       --------------   --------------

    Total Liabilities and Shareholders'
     Equity                            $     116,520    $     116,560
                                       ==============   ==============



    Total Debt                         $      18,239    $      17,162
                                       ==============   ==============


    CONTACT: Tasty Baking Company, Philadelphia
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
                 or
             David S. Marberger, 215-221-8500